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EXHIBIT 23.1


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------


We consent to the incorporation by reference in the Registration Statements of Brilliant Technologies Corporation and Subsidiaries (formerly Advanced Technology Industries, Inc. and Subsidiaries) (the "Company") on Form S-8, File No. 333-123045 filed on February 28, 2005 and File No. 333-117380 filed on July 15, 2004, of our report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, dated May 24, 2006, on our audits of the consolidated financial statements of Brilliant Technologies Corporation and Subsidiaries (formerly Advanced Technology Industries, Inc. and Subsidiaries) as of December 31, 2005 and for the years ended December 31, 2005 and 2004 and for the period from inception (October 1, 1999) to December 31, 2005, which report is included in this Annual Report on Form 10-KSB.


                                             /S/ MARCUM & KLIEGMAN LLP

New York, New York
May 24, 2006